Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the issuance in this Registration Statement on Form S-3 (the “Registration Statement”) of Gryphon Digital Mining, Inc. (“Gryphon”) of our report dated June 6, 2025, with respect to the audited combined financial statements of American Bitcoin Corp., which is filed in Exhibit 99.1 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ L J Soldinger Associates, LLC
Deer Park, Illinois
August 5, 2025